Exhibit 4.2

EXECUTION VERSION

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 25, 2018, among MAPLE ESCROW SUBSIDIARY, INC., a Delaware corporation (the “Issuer”), MAPLE PARENT HOLDINGS CORP. (“Maple”), a Delaware corporation, as parent guarantor (in such capacity, the “Parent Guarantor”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an indenture, dated as of May 25, 2018 (the “Indenture”), providing for the issuance by the Issuer from time to time of its debt securities to be issued in one or more series;

WHEREAS, Sections 2.1 and 9.1 of the Indenture provide, among other things, that the Issuer and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any series of notes;

WHEREAS, Section 2.1 of the Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate of the Issuer or in a Company Order, or established in one or more indentures supplemental to the Indenture, prior to the issuance of Securities of any series whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to the Indenture, the identity of any such Guarantors, whether Notations of such Securities Guarantees are to be included on such Securities and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article X of the Indenture, or any exceptions to or changes to those set forth in Article X of the Indenture;

WHEREAS, Section 10.1 of the Indenture provides that prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Issuer, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(11) of the Indenture whereby such Person shall have executed a Securities Guarantee under the Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 of the Indenture as a Guarantor thereof.

WHEREAS, the Issuer intends by this First Supplemental Indenture to create and provide for the issuance of new series of debt securities to be designated as the “3.551% Senior Notes due 2021” (the “Notes”);

WHEREAS, the Issuer intends by this First Supplemental Indenture to provide that the Notes will be entitled to the benefits of the Parent Guarantee of the Parent Guarantor;

WHEREAS, the Parent Guarantor intends by this First Supplemental Indenture to execute the Parent Guarantee with respect to the Notes;

WHEREAS, pursuant to Section 9.1(3) and (11) of the Indenture, the Trustee, the Issuer and the Parent Guarantor are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes;

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer and the Parent Guarantor according to their terms, and all actions required to be taken by the Issuer and the Parent Guarantor under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Issuer and the Parent Guarantor, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions.

(a)                                 All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

(b)                                 The following are definitions used in this First Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in this First Supplemental Indenture shall govern with respect to the Notes except as otherwise noted herein.

“Additional Interest” means additional interest in the amount required to be paid on the Notes pursuant to Section 2(d) of the Registration Rights Agreement, dated the Issue Date, by and among the Issuer and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co.  LLC and Citigroup Global Markets Inc., relating to the Notes under the circumstances set forth therein.

“Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction.  Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Assumption” means the assumption of the obligations of the Issuer under the Notes, the Indenture and this First Supplemental Indenture by KDP upon the consummation of the Transactions.

“Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries).  For the avoidance of doubt, the Transactions, the Escrow Merger and the Assumption shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” means (i) Maple prior to the consummation of the Transactions, the Escrow Merger and the Assumption and (ii) KDP upon the consummation of the Transactions, the Escrow Merger and the Assumption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes matured on May 25, 2021) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

“Consolidated Total Assets” means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.

“DPSG” means Dr Pepper Snapple Group, Inc., a Delaware corporation, which is expected to change its name to Keurig Dr Pepper Inc., a Delaware corporation (“KDP”) upon consummation of the Merger.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the escrow agreement to be entered into on the Issue Date, among the Issuer, the Trustee and the Escrow Agent.

“Escrow End Date” means December 29, 2018.

“Escrow Merger” means the merger of the Issuer with KDP, with KDP surviving.

“Fitch” means Fitch, Inc.

“Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto); (3) in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments; (4) representing Capital Lease Obligations; or (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business; if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP: (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and (2) to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means May 25, 2018.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.  Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.

“Merger” means the merger of Salt Merger Sub, Inc., a wholly owned subsidiary of DPSG, with and into Maple, with Maple surviving the merger as a wholly owned subsidiary of DPSG, pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 29, 2018, among Maple Parent Holdings Corp., DPSG and Salt Merger Sub, Inc., as may be amended or supplemented from time to time.

“Merger Financing Notes” means the Notes and the 4.057% Senior Notes due 2023, the 4.417% Senior Notes due 2025, the 4.597% Senior Notes due 2028, the 4.985% Senior Notes due 2038 and the 5.085% Senior Notes due 2048, each as issued by the Issuer pursuant to the Indenture, as supplemented by a separate supplemental indenture with respect to each series of notes.

“Moody’s” means Moody’s Investors Service, Inc.

“Permitted Encumbrances” means: (1) Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith; (2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith; (3)(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company; (4) deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business; (5) judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party; (6) easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company; (7) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (9) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry; (10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company’s or any of its Subsidiaries’ business other than through a capital lease; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business; (12) Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes; (13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business; (14) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement; (15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located; (16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; (18) Liens securing indebtedness outstanding or incurred pursuant to credit facilities (including the Term Loan Facility and Revolving Credit Facilities) outstanding on the Issue Date or, upon consummation of the Transactions, the Escrow Merger and the Assumption, at the date of the Assumption; (19) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; and (20) Liens on the Escrow Account and the Escrowed Property in favor of the Trustee for the benefit of holders of the Notes.

“Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United Sates or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means (i) any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any Subsidiary of the Company, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or intention by the Company to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).  If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of the Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of the Notes at the end of such 30-day period to be below an Investment Grade Rating.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co.  LLC and Citigroup Global Markets Inc. (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, another nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer and (ii) one other primary U.S. Government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due if such Notes matured on May 25, 2021, excluding accrued but unpaid interest and Additional Interest, if any, to, but excluding, the redemption date.

“Revolving Credit Facilities” means the revolving credit facilities provided to Maple pursuant to the Credit Agreement, dated February 28, 2018, among Maple, the lenders thereunder, the other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

“S&P” means S&P Global Ratings.

“Term Loan Facility” means the term loan facility provided to Maple pursuant to the Term Loan Agreement, dated February 28, 2018, among Maple, the lenders thereunder, the other financial institutions party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

“Transactions” means the Merger and payment of the special cash dividend pursuant to the Merger Agreement.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Company shall, prior to such redemption date, provide written notice executed by an Officer of the Company of the Treasury Rate to the Trustee, including the calculation thereof in reasonable detail and such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02  Other Definitions.

Term	Defined in Section
“Interest Payment Date”	2.04(c)
“Maturity Date”	2.04(b)
“Regular Record Date”	2.04(c)

Term	Defined in Section
“Change of Control Offer”	4.01(b)
“Change of Control Payment”	4.01(a)
“Change of Control Payment Date”	4.01(b)(ii)
“Escrow Account”	8.01(a)
“Escrow Conditions”	8.01(b)
“Escrowed Property”	8.01(a)
“Escrow Release”	8.01(b)
“Escrow Release Date”	8.01(b)
“Parent Guarantee”	7.02(a)
“Parent Guarantee Limit”	7.02(a)
“Redemption Price”	3.01
“Special Redemption Notice”	3.02(b)
“Special Mandatory Redemption”	3.02(a)
“Special Mandatory Redemption Date”	3.02(b)
“Special Mandatory Redemption Premium”	3.02(a)
“Special Mandatory Redemption Price”	3.02(a)
“Special Mandatory Redemption Trigger”	3.02(a)
“Surviving Entity”	6.01(a)
“Subsidiary Guarantee”	7.03
“Subsidiary Guarantor”	7.03

Section 1.03  Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture.  The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture as supplemented by this First Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer  and the Guarantors and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this First Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01  Application of this First Supplemental Indenture.

Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the holders of the Notes.

Section 2.02  Creation of the Notes.  In accordance with Section 2.1 of the Indenture, the Issuer hereby creates the Notes as a new series of its Securities issued pursuant to the Indenture.  The Notes shall be issued initially in an aggregate principal amount of $1,750,000,000.

Section 2.03  Form of the Notes.  The Notes shall be issued in the form of a Global Note, duly executed by the Issuer and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC.  The Notes shall be substantially in the form of Exhibit A attached hereto.  So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture.  Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effective only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

Section 2.04  Terms and Conditions of the Notes.

The Notes shall be governed by all the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.  In particular, the following provisions shall be terms of the Notes:

(a)                                 Title and Conditions of the Notes.  The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 2.02 of this Article II, except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Indenture.

(b)                                 Stated Maturity.  The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on May 25, 2021 (the “Maturity Date”).

(c)                                  Payment of Principal and Interest.  The Notes shall bear interest at 3.551% per annum, from and including May 25, 2018, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum.  Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on May 25 and November 25 of each year, commencing on November 25, 2018 (each such date, an “Interest Payment Date”).  Payments of interest shall be made to the Person in whose name such Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the May 10 or November 10, as the case may be, next preceding such Interest Payment Date (each such date, a “Regular Record Date”).

(d)                                 Registration and Form.  The Notes shall be issuable as registered securities as provided in Section 2.03 of this Article II.  The Notes shall be issued and may be transferred only in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.  All payments of principal, Redemption Price and accrued unpaid interest in respect of the Notes shall be made by the Issuer prior to the Escrow Merger, and after the Escrow Merger by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes.

(e)                                  Legal Defeasance and Covenant Defeasance.  The provisions for legal defeasance in Section 8.2 of the Indenture, and the provisions for covenant defeasance in Section 8.3 of the Indenture, shall be applicable to the Notes.

(f)                                   Further Issuance.  Notwithstanding anything to the contrary contained herein or in the Indenture, the Issuer may, prior to the Escrow Merger, and after the Escrow Merger the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the Notes, except for issue date, the public offering price and the first interest payment date and, if such additional securities are issued following consummation of the Transactions, the Escrow Merger and the Assumption, such additional securities will not be subject to the Special Mandatory Redemption provisions described in Section 3.02 of this First Supplemental Indenture.  Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

(g)                                  Redemption.  Upon consummation of the Transactions, the Escrow Merger and the Assumption, the Notes shall be subject to redemption by the Company in whole or in part in the manner described herein.

(h)                                 Parent Guarantee.  The full and punctual payment, when due, of the portion of the Issuer’s obligation to redeem the Notes pursuant to the Special Mandatory Redemption, up to the Parent Guarantee Limit, is fully and unconditionally guaranteed by the Parent Guarantor as provided in Article X of the Indenture, as amended or supplemented by Section 7.02 of this First Supplemental Indenture.

(i)                                     Sinking Fund.  The Notes are not subject to any sinking fund.

(j)                                    Other Terms and Conditions.  The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A hereto.

ARTICLE III

REDEMPTION

Section 3.01  Optional Redemption.  Upon consummation of the Transactions, the Escrow Merger and the Assumption, the Company may redeem the Notes at any time or from time to time, in whole or in part, at the Company’s option at a redemption price (the “Redemption Price”) equal to the greater of:

(i)                                     100% of the principal amount of the Notes to be redeemed, and

(ii)                                  the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in each case plus accrued and unpaid interest and Additional Interest, if any, to, but excluding the redemption date.

Section 3.02  Special Mandatory Redemption.

(a)                                 If (i) the Merger is not consummated on or prior to the Escrow End Date, or (ii) at any time prior to the Escrow End Date, the Escrow Conditions are deemed by the Issuer in its good faith and reasonable judgment as evidenced by an Officer’s Certificate delivered to the Trustee to be incapable of being satisfied on or prior to the Escrow End Date, or (iii) at any time prior to the Escrow End Date, the Merger Agreement is terminated (each of such events being a “Special Mandatory Redemption Trigger”), the Issuer shall redeem (the “Special Mandatory Redemption”) all of the Notes outstanding on the Special Mandatory Redemption Date at the special mandatory redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”), which includes a premium equal to 1% of the principal amount of the Notes (the “Special Mandatory Redemption Premium”).

(b)                                 Notwithstanding anything to the contrary in the Indenture, the Issuer shall cause a notice of Special Mandatory Redemption (the “Special Redemption Notice”) to be sent to the Trustee and the Escrow Agent within three Business Days following the occurrence of a Special Mandatory Redemption Trigger, which notice shall provide for the redemption of the Notes on the redemption date set forth in such notice (the “Special Mandatory Redemption Date”), which redemption date shall be no later than five Business Days from the date of such notice.  Concurrently with delivery of the Special Redemption Notice, the Issuer shall instruct the Trustee to mail or deliver electronically if held by DTC in accordance with DTC’s customary procedures, to the holders of the Notes, a notice that a Special Mandatory Redemption will occur on the Special Mandatory Redemption Date in accordance with the requirements of Section 5.4 of the Indenture.  Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after the Special Mandatory Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.03  Redemption Procedures. Except as otherwise noted in this First Supplemental Indenture, the redemption procedures set forth in Article V of the Indenture shall apply to any redemption of the Notes.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01  Change of Control.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to Section 3.01 or Section 3.02 hereof, the Issuer or, following consummation of the Transactions, the Escrow Merger and the Assumption, the Company, will offer to repurchase all or any part (equal to an integral multiple of $1,000) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

(b)                                 Within 30 days following any Change of Control Triggering Event or, at the Issuer’s or Company’s option, as applicable, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Issuer or the Company, as applicable, shall deliver, or cause to be delivered, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes and specifying:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;

(ii)                                  the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(iii)                               the CUSIP numbers for the Notes;

(iv)                              that any Note not tendered will continue to accrue interest;

(v)                                 that, unless the Issuer or the Company, as applicable, defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date;

(vi)                              that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)                           that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his or her election to have the Notes purchased;

(viii)                        that Holders whose Notes of any series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to a minimum denomination of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix)                              if the notice is delivered prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c)                                  The Issuer or the Company, as applicable, shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Issuer or the Company, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.

(d)                                 On the Change of Control Payment Date, the Issuer or the Company, as applicable, will, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer or the Company, as applicable.

(e)                                  The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuer or the Company, as applicable, will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)                                   The Issuer or the Company, as applicable, shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Issuer or the Company, as applicable, and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.  In addition, notwithstanding the provisions of this Section 4.01, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of this Section 4.01), including Events of Default arising with respect to other series of Securities, the Issuer or the Company, as applicable, shall not be required to repurchase the Notes.

ARTICLE V

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article III of the Indenture, which shall in all respects be applicable in respect of the Notes.

Section 5.01  Limitation on Secured Indebtedness.

The Company shall not, and shall not permit any Subsidiary to, incur, issue, assume, or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes, the Parent Guarantee, if any, and the Subsidiary Guarantees, if any (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes, the Parent Guarantee, if any, and the Subsidiary Guarantees, if any) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured.  The foregoing restrictions do not apply to:

(a)                                 Permitted Encumbrances;

(b)                                 Liens on any asset or property at the Issue Date or, upon consummation of the Transactions, the Escrow Merger and the Assumption, at the date of the Assumption, provided that,

(i)                                     such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

(ii)                                  such Liens shall secure only those obligations which it secures on the Issue Date or, upon the consummation of the Transactions, the Escrow Merger and the Assumption, at the date of the Assumption, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)                                  Liens on any asset or property of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary of the Company, or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that,

(i)                                     such Liens were in existence prior to such corporation or other Person becoming an obligor under this First Supplemental Indenture, or becoming a Subsidiary of the Company, or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

(ii)                                  such Liens shall secure only those obligations which it secures on the date that such corporation or other Person becomes an obligor under the Notes, a Subsidiary of the Company or the date of such merger or consolidation, and

(iii)                               extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)                                 Liens securing Indebtedness of

(i)                                     a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

(ii)                                  the Company to a Subsidiary Guarantor, or

(iii)                               the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;

(e)                                  Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company, or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or assets is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;

(f)                                   Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;

(g)                                  any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary of the Company, as applicable; or

(h)                                 any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (a) through (g) above; provided, however, that

(i)                                     such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset), and

(ii)                                  the principal amount of Indebtedness secured by such Liens at such time is not increased.

Section 5.02  Limitation on Sale and Leaseback Transactions.

The Company shall not directly or indirectly, and shall not permit any Subsidiary directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, whether now owned or hereafter acquired, unless:

(a)                                 such transaction was entered into prior to the Issue Date or, upon consummation of the Transactions, the Escrow Merger and the Assumption, at the date of the Assumption;

(b)                                 such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;

(c)                                  such transaction involves a lease for not more than three years;

(d)                                 such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

(e)                                  the Company or such Subsidiary would be entitled to incur Attributable Debt secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes under Sections 5.01(a) through (h) of this First Supplemental Indenture; or

(f)                                   the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver any of the Notes in equal principal amount to the Trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.

Section 5.03  Exceptions.

Notwithstanding the restrictions set forth in Sections 5.01 and 5.02 of this First Supplemental Indenture, the Company and its Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (whether now owned or hereafter acquired by the Company or any Subsidiary of the Company), or engage in the sale or transfer of any Principal Property and the leaseback of such Principal Property by the Company or any of its Subsidiaries, provided that at the time of such restricted transaction, and after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under Sections 5.01(a) through (h)), together with the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under Sections 5.02(a) through (f)), does not exceed 15% of Consolidated Total Assets of the Company.

Section 5.04  Limitation of Activities of Issuer.  Prior to the Escrow Release Date, the Issuer’s primary activities shall be restricted to issuing the Merger Financing Notes, issuing capital stock and receiving capital contributions, performing its obligations in respect of the Merger Financing Notes under the Purchase Agreement, the Indenture, this First Supplemental Indenture and Escrow Agreement, performing its obligations under the Merger Agreement, consummating the Transactions, the Escrow Merger and the Assumption and the Escrow Release, redeeming the Notes pursuant to the Special Mandatory Redemption or any other series of Merger Financing Notes pursuant to the special mandatory redemption applicable thereto, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities pursuant to this Section 5.04 and in the Merger Agreement.  Prior to the Escrow Release Date, the Issuer will not own, hold or otherwise have any interest in any assets other than the Escrow Account, Escrowed Property, cash and cash equivalents and its rights under the Merger Agreement.

Section 5.05  Reports. Section 3.2 of the Indenture is hereby amended such that all references to the “Issuer” shall apply to the “Company.”

ARTICLE VI

MERGER, CONSOLIDATION OR SALE OF ASSETS

Article IV of the Indenture shall be superseded by this Article VI with respect to the Notes.

Section 6.01  Merger, Consolidation or Sale of Assets.  Except for the Transactions, the Escrow Merger and the Assumption (each of which is explicitly permitted), the Issuer or, following consummation of the Transactions, the Escrow Merger and the Assumption, the Company, shall not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(a)                                 the Issuer or the Company, as applicable, shall be the successor or continuing Person or, if the Issuer or the Company, as applicable, is not the successor or continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Issuer’s or the Company’s obligations, as applicable, under the Notes, the Indenture and this First Supplemental Indenture pursuant to a supplement hereto executed and delivered to the Trustee;

(b)                                 immediately after giving effect to such transaction or series of transactions, no Event of Default has occurred and is continuing; and

(c)                                  the Issuer, Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction or series of transactions and any supplement hereto complies with the terms of the Indenture and this First Supplemental Indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s or the  Company’s assets occurs in accordance with the terms hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer or the Company, as applicable under the Indenture and this First Supplemental Indenture with the same effect as if such Surviving Entity had been named as the Company.  The Issuer or the Company, as applicable, shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and this First Supplemental Indenture and any Notes issued hereunder, and may be liquidated and dissolved.  Notwithstanding the foregoing, the Issuer may merge or consolidate with the Parent Guarantor and the Company may merge or consolidate into or with any Subsidiary Guarantor.

ARTICLE VII

AGREEMENT TO BE BOUND; SECURITIES GUARANTEE

Section 7.01  Agreements to be Bound.  The Parent Guarantor hereby becomes a party to the Indenture as a Parent Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of the Parent Guarantor under the Indenture, as amended and supplemented by this First Supplemental Indenture.  The Parent Guarantor agrees to be bound by all of the provisions of the Indenture applicable to the Parent Guarantor and to perform all of the obligations and agreements of the Parent Guarantor under the Indenture, as amended and supplemented by this First Supplemental Indenture.

Section 7.02  Parent Guarantee.

(a)                                 The Parent Guarantor hereby unconditionally and irrevocably guarantees (the “Parent Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the full and punctual payment, when due, of the portion of the Issuer’s obligation to redeem the Notes pursuant to Section 3.02 equal to the Special Mandatory Redemption Premium plus any amount in excess of the amount of Escrow Property to be released by the Escrow Agent pursuant to Section 8.01 of this First Supplemental Indenture necessary to fund the Special Mandatory Redemption (the “Parent Guarantee Limit”).

(b)                                 Upon the consummation of the Transactions, the Escrow Merger and the Assumption, the Parent Guarantee shall be automatically and unconditionally released and discharged, without the consent of the holders of the Notes, and no further action by the Issuer, the Company, any Subsidiary Guarantor or the Trustee shall be required for such release and discharge.

(c)                                  Other than provided in Section 7.02(a) and Section 7.02(b) of this First Supplemental Indenture, the Parent Guarantor agrees to be bound by the terms set forth in Article X of the Indenture.  To the extent any provision of Article X of the Indenture contradicts Section 7.02(a) or Section 7.02(b), the terms, limitations and obligations set forth in Section 7.02(a) and Section 7.02(b) of this First Supplemental Indenture shall govern the Parent Guarantee.

Section 7.03  Future Subsidiary Guarantors.  Upon the consummation of the Transaction, the Escrow Merger and the Assumption, the Company shall cause any Subsidiary of the Company that guarantees, directly or indirectly, any Indebtedness of the Company (including any notes issued by DPSG that remain outstanding upon consummation of the Transactions) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will, jointly and severally, fully, unconditionally and irrevocably guarantee (the “Subsidiary Guarantee”) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal and interest on and Additional Interest, if any, the Notes and all of the Company’s other monetary Obligations under the Indenture on the same terms and conditions as those set forth in Article X of the Indenture.  Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture and a “Subsidiary Guarantor” for purposes of this First Supplemental Indenture, until such Subsidiary Guarantee is released in accordance with the provisions of the Indenture, as amended and supplemented by this First Supplemental Indenture.  For the avoidance of doubt, the terms, limitations and obligations set forth in Section 7.02(a) and Section 7.02(b) shall not apply to any Subsidiary Guarantee.

ARTICLE VIII

ESCROW MATTERS

Section 8.01  Escrow of Proceeds; Escrow Conditions.

(a)                                 Unless the Merger is consummated substantially concurrently with the Issue Date, on the Issue Date, the Issuer, the Escrow Agent and the Trustee shall enter into the Escrow Agreement and on the Issue Date, the Issuer shall deposit or cause to be deposited, an amount equal to the net proceeds of the offering of the Notes sold on the Issue Date, plus an amount equal to at least five days of interest accrued on the Notes, into an escrow account established at the Escrow Agent in the name of the Issuer (the “Escrow Account” and together with such deposited amount and all funds, securities or other property now or hereafter credited to the Escrow Account, plus all investments, interest, dividends, proceeds and other distributions and payments on any of the foregoing, the “Escrowed Property”).  In addition, on or prior to the date that is five Business Days prior to the last day of each month, from and including May 2018 through and including November 2018 (in each case, unless the Escrow Release has occurred), the Issuer shall deposit or cause to be deposited into the Escrow Account an amount of cash equal to the amount of interest that will accrue on the Notes from (and including) the first day of the following month through (and including) the last day of such following month.

(b)                                 The Issuer shall be entitled to direct the Escrow Agent to release the Escrowed Property in accordance with the procedures contained in the Escrow Agreement (the “Escrow Release”), including the delivery to the Trustee and Escrow Agent, on or prior to the Escrow End

Date, of an officer’s certificate (in form and substance required pursuant to the terms of the Escrow Agreement), certifying that the following conditions (the “Escrow Conditions”) have been met (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”):

(i)                                     substantially concurrently with the Escrow Release, all of the conditions precedent to the consummation of the Merger shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Merger);

(ii)                                  no default or event of default shall have occurred and be continuing under the Indenture and this First Supplemental Indenture; and

(iii)                               substantially concurrently with the Escrow Release, the Assumption shall have occurred and the Subsidiary Guarantees, if any, shall be effective.

Section 8.02  Special Mandatory Redemption.

If a Special Mandatory Redemption of the Notes is to occur pursuant to Section 3.02 hereof, the Escrow Agent will cause the liquidation of all Escrowed Property then held by it and cause the release of the proceeds of such liquidated Escrowed Property to the Trustee in accordance with the terms of the Escrow Agreement.  The Trustee shall apply such proceeds to the payment of the Special Mandatory Redemption Price, as set forth in Section 3.02 hereof.

Section 8.03  Release of Escrowed Property.

Upon the satisfaction of the Escrow Conditions, the Escrow Agent will cause the liquidation of all Escrowed Property then held by it and cause the release of the proceeds of such liquidated Escrowed Property to or on the order of the Issuer on the Escrow Release Date in accordance with the terms of the Escrow Agreement.

Section 8.04  Trustee Direction to Execute Escrow Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

ARTICLE IX

AMENDMENTS

Section 9.01  Amendments.  Section 9.1 of the Indenture shall be amended to add the following provision immediately after clause (14) thereof:

“(15) to consummate the Escrow Merger and the Assumption.”

ARTICLE X

MISCELLANEOUS

Section 10.01  Ratification of Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall read, taken and constructed as one and the same instrument.

Section 10.02  Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 10.03  Notices.

All notices and other communications shall be given as provided in the Indenture; provided that notices to a Guarantor shall be given to such Guarantor in care of the Issuer or the Company, as applicable.

Section 10.04  Governing Law; Waiver of Jury Trial.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS FIRST SUPPLEMENTAL INDENTURE OR THE NOTES.

Section 10.05  Successors.

All agreements of the Issuer, the Company and the Parent Guarantor in this First Supplemental Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 10.06  Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this First Supplemental Indenture.

Section 10.07  Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.08  Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Issuer and the Parent Guarantor, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

Section 10.09  Restrictions on Transfer.

The Notes will be subject to certain restrictions on transfer as set forth in Appendix A hereto.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

MAPLE ESCROW SUBSIDIARY, INC.

By:	/s/ Ozan Dokmecioglu
	Name:	Ozan Dokmecioglu
	Title:	Treasurer

PARENT GUARANTOR:

MAPLE PARENT HOLDINGS CORP.

By:	/s/ Ozan Dokmecioglu
	Name:	Ozan Dokmecioglu
	Title:	Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1.1.                            Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the Corporate Trust Office are authorized or obligated by law or executive order to close.

“Definitive Notes” means a certificated Note (bearing the Restricted Securities Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Appendix A.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co.  LLC, Citigroup Global Markets Inc, Banca IMI S.p.A., BNP Paribas Securities Corp., Credit Agricole Securities (USA) LLC, Mizuho Securities USA LLC, Morgan Stanley & Co.  LLC, Rabo Securities USA, Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC as initial purchasers under the Purchase Agreement entered into in connection with the offer and sale of the Notes.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Purchase Agreement” means the Purchase Agreement dated May 14, 2018, among the Issuer, Maple and the representatives of the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means (i) Registration Rights Agreement, dated the Issue Date, by and among the Issuer and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co.  LLC and Citigroup Global Markets Inc.,

as representatives of the several purchasers named therein and (ii) with respect to any additional Notes issued from time to time after the date of the First Supplemental Indenture in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the persons purchasing such additional Notes under the related Purchase Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer or the Company, as applicable, to the Trustee, and (b) the Issue Date.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the shelf registration statement issued by the Issuer in connection with the offer and sale of the Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Unrestricted Definitive Note” means Definitive Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Note” means Global Notes and any other Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2.                            Other Definitions.

Term	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)

Term	Defined in Section:
Rule 144A Global Notes	2.1(b)

2.                                      The Notes.

2.1.                            Form and Dating; Global Notes.

(a)                                 The Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b)                                 Global Notes.  (i)  Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”) and such Regulation S Global Notes shall be deemed to be a “temporary global security” for purposes of Rule 904 under Regulation S until the expiration of the Restricted Period.

The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.  The Depository may be treated by the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Company, the Trustee or any agent of the Issuer, the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii)                                  Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2.  In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer or the Company, as applicable, that it is unwilling or unable to continue as depository for such Global Note and the Issuer or Company, as applicable, thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer or the Company, as applicable, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository shall have requested such exchange; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer or the Company, as applicable, for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)                               In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer or the Company, as applicable, shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)                              Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)                                 Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)                              The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

2.2.                            Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.1(b).  Global Notes will not be exchanged by the Issuer or the Company, as applicable, for Definitive Notes except under the circumstances described in Section 2.1(b)(ii).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.9 of the Indenture.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b), 2.2(c) or 2.2(g).

In the event that a Restricted Global Note is exchanged for certificated Notes, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of Section 2.2(b) (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(b)                                 Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)                              Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Company, as applicable, so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer or the Company, as applicable, shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)                                 Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)                                     Transfer Restricted Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note or to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B)                               if such Transfer Restricted Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C)                               if such Transfer Restricted Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D)                               if such Transfer Restricted Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(E)                                if such Transfer Restricted Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B)

through (D) above, a certificate from such Holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)                                 if such Transfer Restricted Note is being transferred to the Issuer or the Company, as applicable, or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii)                                  Transfer Restricted Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Transfer Restricted Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)                                 if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(2)                                 if the Holder of such Transfer Restricted Notes proposes to transfer such Transfer Restricted Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Company, as applicable, so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer or the Company, as applicable, shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer or the Company, as applicable, shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)                              Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)                                     Transfer Restricted Notes to Transfer Restricted Notes.  A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)                               if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)                               if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)                                if such transfer will be made to the Issuer or the Company, as applicable, or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)                                  Transfer Restricted Notes to Unrestricted Definitive Notes.  Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)                               if the Holder of such Transfer Restricted Note proposes to exchange such Transfer Restricted Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

(B)                               if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Company, as applicable, so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)                              Unrestricted Definitive Notes to Transfer Restricted Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

(f)                                Legend.

(i)                                     Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER STATE SECURITIES LAW. THIS SECURITY REPRESENTED BY THIS GLOBAL CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) PURSUANT TO AN

APPLICABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND UNLESS IN ACCORDANCE WITH THE INDENTURE REFERRED TO HEREINAFTER, COPIES OF WHICH ARE AVAILABLE AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THE SECURITIES REPRESENTED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS SUCH RULE MAY HEREAFTER BE AMENDED FROM TIME TO TIME, “RULE 144A”). IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ALL OTHER APPLICABLE JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Prior to the expiration of the Restricted Period, each Regulation S Note shall bear the following additional legend:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Note shall bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF”

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)                               Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(g)                                  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)                                 Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges, the Issuer or the Company, as applicable, shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange; provided, however, that the Issuer or the Company, as applicable, may require payment of a sum sufficient to pay all taxes, assessments or similar governmental charges in connection with any transfer or exchange.

(iii)                               Prior to the due presentation for registration of transfer of any Note, the Issuer, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)                              All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)                                 The transferor of any Note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated Note for a Global Note, the Issuer or the Depositary shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)                                    Shelf Registration Statement. After a transfer of any Note pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Note, all requirements pertaining to legends on such Note will cease to apply, any requirement that any such Note issued to certain Holders be issued in global form will cease to apply, and a certificated Note or a Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Note upon exchange of such transferring Holder’s certificated Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(k)                                 Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuer or the Company, as applicable, will issue, under the First Supplemental Indenture, and, upon receipt of an authentication order in accordance with the Indenture, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable letter of transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Issuer or the Company, as applicable. Following the consummation of the Registered Exchange Offer, the Exchange Securities will be treated as the same series as the original Notes.

Concurrently with the issuance of such Exchange Securities, the Trustee will cause the aggregate principal amount of the Restricted Global Notes to be reduced accordingly, and the Issuer or the Company, as applicable, will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER STATE SECURITIES LAW. THIS SECURITY REPRESENTED BY THIS GLOBAL CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) PURSUANT TO AN APPLICABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND UNLESS IN ACCORDANCE WITH THE INDENTURE REFERRED TO HEREINAFTER, COPIES OF WHICH ARE AVAILABLE AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THE SECURITIES REPRESENTED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS SUCH RULE MAY HEREAFTER BE AMENDED FROM TIME TO TIME, “RULE 144A”). IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT. A

COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ALL OTHER APPLICABLE JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Prior to the expiration of the Restricted Period each Regulation S Note shall bear the following additional legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[FORM OF NOTE]

No.	$

MAPLE ESCROW SUBSIDIARY, INC.

3.551% SENIOR NOTE DUE 2021

[Regulation S]/[Rule 144A]

CUSIP No.

ISIN No.

MAPLE ESCROW SUBSIDIARY, INC., a Delaware corporation (herein called the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                           DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on May 25, 2021.

Interest Payment Dates:  May 25 and November 25, commencing November 25, 2018

Record Dates: May 10 and November 10

Additional provisions of this Note are set forth on the other side of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Date:

MAPLE ESCROW SUBSIDIARY, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

MAPLE ESCROW SUBSIDIARY, INC.

3.551% SENIOR NOTE DUE 2021

1. This Note is one of a duly authorized issue of securities of the Issuer designated as its 3.551% Senior Notes due 2021 (the “Notes”) in aggregate principal amount of $                issued and to be issued under an indenture, dated as of May 25, 2018 (the “Base Indenture”), between the Issuer and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the first supplemental indenture, dated as of May 25, 2018 (the “First Supplemental Indenture”) (the Base Indenture, as so supplemented by the First Supplemental Indenture is collectively referred to herein as the “Indenture”), between the Issuer, the parent guarantor named therein (the “Parent Guarantor”) and the Trustee. Capitalized terms used herein and not defined shall have the meaning set forth in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Issuer, the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Issuer evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Issuer and will rank equally in right of payment with all of the Issuer’s current and future unsubordinated indebtedness.

2. The Notes are subject to the Special Mandatory Redemption provision of Section 3.02 of the First Supplemental Indenture.

3. Upon consummation of the Transactions, the Escrow Merger and the Assumption, the Company may redeem the Notes at any time or from time to time, in whole or in part, at the Company’s option at a Redemption Price equal to the greater of:

(i)             100% of the principal amount of the Notes to be redeemed, and

(ii)          the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to, but excluding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, another nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer and (ii) one other primary U.S. Government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due if such Notes matured on May 25, 2021, excluding accrued but unpaid interest and Additional interest, if any, to, but excluding, the redemption date.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Issuer or the Company, as applicable, shall, prior to such redemption date, provide written notice executed by an Officer of the Issuer or the Company, as applicable, of the Treasury Rate to the Trustee, including the calculation thereof in reasonable detail and such calculation or the correctness thereof shall not be a duly or obligation of the Trustee.

Any notice to Holders of Notes of a redemption pursuant to this paragraph 3 hereof will include, among other things set forth in the Indenture, the redemption date, the Redemption Price, the amount of accrued and unpaid interest to the redemption date, and the name and address of the Paying Agent.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 or 3 of this Note, each Holder of the Notes shall have the right to require the Issuer or the Company, as applicable, to repurchase all or any part (equal to an integral multiple of $1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. The portion of the Issuer’s obligation to redeem the Notes pursuant to the Special Mandatory Redemption equal to the Special Mandatory Redemption Premium plus any additional amount in excess of the of the amount of Escrow Property to be released by the Escrow Agent pursuant to Section 8.01 of the First Supplemental Indenture necessary to fund the Special Mandatory Redemption will be unconditionally guaranteed by the Parent Guarantor on the terms set forth in the Indenture.

6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Company and the rights of the Holders of Notes under the Indenture at any time by the Issuer or the Company, as applicable, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer or the Company, as applicable, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

8. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer or the Company, as applicable, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Company, as applicable, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

10. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, provided, however, that the

Issuer or the Company, as applicable, may require payment of a sum sufficient to pay all taxes, assessments or similar governmental charges in connection with any transfer or exchange.

12. Prior to the due presentment of this Note for registration of transfer or exchange, the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

13. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable to and excluding any Interest Payment Date.

14. The Notes will be subject to certain restrictions on transfer as set forth in Appendix A to the First Supplemental Indenture.

15. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer and the Company or their Affiliates, and may otherwise deal with the Issuer and the Company or their Affiliates, as if it were not the Trustee.

16. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Guarantor, as such, shall have any liability for any obligations of the Issuer, the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

17. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

20. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing       attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:                         THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Maple Escrow Subsidiary, Inc.

c/o Keurig Green Mountain, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

Attention: General Counsel
Email: Legal-Corporate@gmcr.com

Wells Fargo Bank, N.A.

Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN  55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $        principal amount of Notes held in (check applicable space)         book entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Issuer or subsidiary thereof; or

(2)                                 ☐                                    to the Registrar for registration in the name of the Holder, without transfer; or

(3)                                 ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)                                 ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(5)                                 ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit B to the First Supplemental Indenture; or

(6)                                 ☐                                    pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant in
a recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Note have been made:

Principal Amount of
this
			Global Note	Signature of
	Amount of Decrease in	Amount of Increase in	following such	Authorized
Date of	Principal Amount of	Principal Amount of	Decrease	Signatory of trustee
Exchange	this Global Note	this Global Note	or Increase	or Custodian

EXHIBIT B

[FORM OF]
TRANSFEREE LETTER OF REPRESENTATION

Maple Escrow Subsidiary, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[       ] PRINCIPAL AMOUNT OF THE         % SENIOR NOTES DUE          (THE “SECURITIES”) OF MAPLE ESRCOW SUBSIDIARY, INC. (THE “ISSUER”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1)                                 We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2)                                 We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States.  In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities

Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:
TRANSFEREE: ,

By: